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                                                                    EXHIBIT 23.3







                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Maguire Properties, Inc.:

We consent to the incorporation by reference in this registration statement on form S-3 of Maguire Properties, Inc. of our reports on the consolidated balance sheet of Maguire Properties, Inc. and subsidiaries (the Company) and the combined balance sheet of Maguire Properties Predecessor (the Predecessor), as defined in note 1 to the Company's consolidated financial statements, as of December 31, 2003 and 2002, respectively, and the related consolidated statements of operations, stockholders' equity and comprehensive loss of the Company for the period from June 27, 2003 (commencement of operations) through December 31, 2003, the related combined statements of operations, and owners' deficit of the Predecessor for the period from January 1, 2003 through June 26, 2003 and the years ended December 31, 2002 and 2001, the related consolidated and combined statements of cash flows of the Company and the Predecessor for the year ended December 31, 2003, and the related combined statements of cash flows of the Predecessor for the years ended December 31, 2002 and 2001, which report appears in the December 31, 2003 annual report of the Company on Form 10-K, the statements of operations, members' deficit, and cash flows of Maguire Partners - South Tower, LLC for the period from January 1, 2002 through September 13, 2002 and the year ended December 31, 2001, which report appears in the December 31, 2003 annual report of the Company on Form 10-K, the statement of revenue and certain expenses of Park Place for the year ended December 31, 2003, which report appears in the current report of the Company on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2004, and the statement of revenue and certain expenses of One California Plaza for the year ended December 31, 2002, which report appears in the current report of the Company on Form 8-K/A filed with the Securities and Exchange Commission on January 9, 2004. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


Los Angeles, California
July 7, 2004